SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2002

Asia Global Crossing Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30994	98-022-4159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8 Par-La-Ville Road Hamilton, Bermuda (Address of Principal Executive Offices)	HM08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

Item 3. Bankruptcy or Receivership.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3. Bankruptcy or Receivership.

     On November 17, 2002, Asia Global Crossing Ltd. (the “Company”) announced that it had signed a definitive agreement (the “Agreement”) to sell substantially all of its operations and assets to Asia Netcom Corporation Limited, a new company organized by China Netcom (Hong Kong) Limited and expected to include Newbridge Capital and Softbank Asia Infrastructure Fund, as co-investors (the “ANC Transaction”).

     Pursuant to the Agreement, on November 17, 2002, the Company and one of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) Case Nos. 02-15749 through 02-15750 (SMB). The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     Also, pursuant to the Agreement, on November 18, 2002, the Company commenced coordinated insolvency proceedings in the Supreme Court of Bermuda (the “Bermuda Court”) (Case No. 464 of 2002). It is expected that within the week the Bermuda Court will grant an order appointing Joint Provisional Liquidators (“JPLs”) in respect of the Company and granting the JPLs the power to oversee the continuation and reorganization of the Company’s business under the control of its board of directors and under the supervision of the U.S. Bankruptcy Court and the Bermuda Court.

     The proposed ANC transaction is subject to, among other things, Bankruptcy Court and regulatory approval. There can be no assurance that the ANC Transaction will be completed.

     Copies of the press release announcing the foregoing and the Agreement are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated November 17, 2002.

99.2	Share and Asset Purchase Agreement, dated as of November 17, 2002, between Asia Global Crossing Ltd. and Asia Netcom Corporation Limited

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.
By:	/s/ Charles F. Carroll Name: Charles F. Carroll Title: General Counsel

Dated: November 21, 2002

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 17, 2002.
99.2	Share and Asset Purchase Agreement, dated as of November 17, 2002, between Asia Global Crossing Ltd. and Asia Netcom Corporation Limited